EFFECTIVE AUGUST 23RD, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 31, 2005


                               GraphOn Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                   0-21683                  13-3899021
      (State or other             (Commission              (IRS Employer
 jurisdiction of incorporation)    File Number)          Identification No.)


         3130 Winkle Avenue, Santa Cruz, CA                    95065
      (Address of principal executive offices)               (Zip Code)


                  Registrant's telephone number: (800) 472-7466


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry Into a Material Definitive Agreement.


      GraphOn Corporation (the "Company") has entered into a Unit Subscription Agreement, dated as of February 2, 2005 (the "Agreement"), with the persons listed on Exhibit A to the Agreement (collectively, the "Purchasers"). Pursuant to the Agreement, the Company has issued and sold to the Purchasers, in a private placement, approximately 148,148 shares of newly created Series A Preferred stock (the "Series A Stock") at $27.00 per share (the "Shares") and warrants to purchase approximately 74,070 shares of newly created Series B Preferred Stock (the "Series B Stock" and collectively with the Series A Stock, the "Preferred Stock") at $40.00 per share (the "Warrants"), for an aggregate purchase price of approximately $4,000,000 (the "Financing"). Pursuant to a finder's agreement, the Company issued warrants to purchase an additional 14,815 shares of Series A Stock and 7,407 shares of Series B Stock.


      The Shares and Warrants were issued in reliance upon the exemption from registration contained in Regulation D, Rule 506 of the Securities Act of 1933, as amended. The Company determined that this exemption was available because of the nature and limited number of the Purchasers. In making this determination, the Company relied in part upon representations made by each Purchaser.


      Pursuant to the terms of an Investor Rights Agreement entered into with the Purchasers in connection with the Financing (the "Rights Agreement"), the Company has agreed to prepare and file with the SEC a registration statement covering the resale of shares of the Company's common stock (the "Common Stock") underlying the Series A Stock and the Series B Stock (underlying the Warrants). In addition, under the terms of a Holder Agreement entered into in connection with the Merger (as defined in Item 2.01 below), the Company has agreed to register the shares of Common Stock issued in the Merger.


      Under the terms of the Financing, upon the effectiveness of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock, all shares of Series A Stock and Series B Stock will automatically convert into shares of Common Stock at a rate of one hundred shares of Common Stock for each share of Preferred Stock, and all Warrants will automatically become exercisable for shares of Common Stock at a rate of one hundred shares of Common Stock for each share of Preferred Stock underlying such Warrants.


      The Agreement is attached hereto as Exhibit 10.1, the form of Warrant is attached hereto as Exhibit 4.1 the Rights Agreement is attached hereto as
Exhibit 4.2 and the Holder Agreement is attached hereto as Exhibit 4.3. The descriptions of the Agreement, the Warrants, the Rights Agreement and the Holder Agreement contained in this Item are qualified in their entirety by the contents of the Agreement, the form of Warrant and the Rights Agreement.


      The contents of Item 2.04 are incorporated into this Item in their entirety.



Item 2.01 Completion of Acquisition or Disposition of Assets.

      On January 31, 2005, the Company consummated the transactions contemplated by the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") entered into with Network Engineering Software, Inc., a California corporation ("NES"), on December 3, 2004, including the merger of a wholly owned subsidiary of the Company with and into NES (the "Merger"). In accordance with the terms of the Reorganization Agreement, all outstanding shares of NES were automatically converted into approximately 7,250,000 shares of the Common Stock. Under the Reorganization Agreement, the Company has issued an additional 1,750,000 shares of Common Stock to satisfy an obligation of NES pursuant to a contingency fee agreement, which obligation was triggered by the consummation of the Merger. Pursuant to the terms of an Escrow Agreement entered into in connection with the Merger, approximately 2,000,000 of the shares issued in connection with the Merger have been deposited into an escrow account and will be available to satisfy certain rights of the Company to indemnification and reimbursement arising out of breaches of and inaccuracies in certain representations, warranties and covenants made by NES in the Reorganization Agreement. The Company has issued an additional 500,000 shares of Common Stock and an aggregate of approximately $900,000 has been paid in satisfaction of various other outstanding liabilities of NES, including the $665,000 settlement referred to in Item 2.04.

      The shares of Common Stock issued in connection with the Merger have been issued in reliance upon the exemption from registration contained in Regulation D, Rule 506 of the Securities Act of 1933, as amended. The Company determined that this exemption was available because of the nature and limited number of NES shareholders. In making this determination, the Company relied in part upon representations made by each NES shareholder.

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      In connection with the consummation of the Merger, the former President and majority shareholder of NES has entered into an employment arrangement with the Company pursuant to which, among other things, the Company has granted this individual an option to purchase 1,000,000 shares of Common Stock.

      The contents of Item 2.01 are incorporated into this Item in their entirety.


Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

      On December 10, 2004, the Company entered into a Reimbursement Agreement with Orin Hirschman ("Hirschman"), a major shareholder of the Company, pursuant to which the Company agreed to reimburse Hirschman in the amount of $665,000 in connection with the payment he made to settle certain litigation against NES and certain affiliates of NES. The Company's obligation to reimburse Hirschman was contingent upon the consummation of the transactions contemplated by the Reorganization Agreement, including the closing of the Financing. Pursuant to the terms of the Reimbursement Agreement, upon the closing of the Financing the Company satisfied its reimbursement obligation to Hirschman by issuing to Hirschman shares of Series A Stock and Warrants in the Financing.

      In connection with the Financing, the Company and Hirschman executed an amendment to the Financial Advisory Agreement that was entered into as of January 29, 2004 (the "Hirschman Amendment"). The Hirschman Amendment extends to February 2, 2008 the term of the Financial Advisory Agreement, which by its terms would otherwise have expired on January 29, 2007. The Hirschman Amendment is attached hereto as Exhibit 10.2.


Item 3.02.  Unregistered Sales of Equity Securities

       The contents of Items 1.01, 2.01 and 2.04 are incorporated into this Item in their entirety.


Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but not later than 71 days after the date of filing of this Current Report.

(b) Pro Forma Financial Information.

The pro forma financial statements required by this item will be filed by an amendment to this Current Report on 8-K as soon as practicable but not later than 71 days after the date of filing of this Current Report.

(c)   Exhibits.

2.1(1) Agreement and Plan of Merger and Reorganization dated December 3, 2004, by and among the Company, GraphOn Via Sub III Inc., GraphOn NES Sub, LLC, NES and Ralph Wesinger
4.1    Form of Warrant to purchase shares of Series B Preferred Stock.
4.2 Investor Rights Agreement, dated as of February 2, 2005, by and among the Company and the persons listed on Exhibit A thereto.
4.3 Holder Agreement, dated as of January 31, 2005, by and among the Company and the persons listed on Schedule A thereto.
10.1 Unit Subscription Agreement, dated as of February 2, 2005, by and among the Company and the persons listed on Exhibit A thereto.
10.2 Amendment to Financial Advisory Agreement, dated as of February 2, 2005, by and between the Company and Orin Hirschman.
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(1) Incorporated by reference from the Company's Current Report on From 8-K filed with the Securities and Exchange Commission on December 9, 2004.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GRAPHON CORPORATION
                                                  (Registrant)

Date:  February 4, 2005                 By: /s/ William Swain
                                            ------------------
                                                (Signature)
                                            William Swain
                                            Chief Financial Officer